UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Stealth Air Corp.
(Exact name of registrant as specified in its charter)

Delaware	81-1378730
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Brookhaven Airport 222 Grand Ave. Shirley, New York	11967
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: n/a

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates (if applicable): 024-10682

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.000001 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

Stealth Air Corp. (the :Company”) hereby incorporates by reference herein the description of its common stock with par value of $0.000001 per share appearing under the caption “Description of Securities,” contained in the Registrant’s amendment #1 to its Offering Statement on Form 1-A filed with the Securities and Exchange Commission on May 8, 2017(“Amended Offering Statement”).

Item 2. Exhibits.

The following exhibits were filed with the Amended Offering Circular:

Exhibit No.	Description
2.1	Certificate of Incorporation of the Company *#
2.2	Amendment to Certificate of Incorporation Filed May 26, 2016 *#
2.3	Amendment to Certificate of Incorporation Filed March 3, 2017 *#
2.4	By-Laws of the Company *#
4.1	Form of Subscription Agreement *#
6.1	Stealth Air Corp. 2016 Stock Option and Incentive Plan *
6.2	Amendment to Stealth Air Corp. 2016 Stock Option and Incentive Plan *
6.3	Ezra Green Stock Option and Incentive Plan *
6.4	John Conte Stock Option and Incentive Plan *
6.5	Dan Kerning Stock Option and Incentive Plan *
6.6	Christopher Sarisky Stock Option and Incentive Plan *
6.7	Gelvin Stevenson Stock Option and Incentive Plan *
6.8	Elite Roofing & Contracting Inc. contract
6.9	Snapsportz Media Inc. contract
6.10	Ezra Green Secured Promissory Note
11.1	Consent of L&L CPAs, PA
12.1	Opinion of Legality from Austin Legal Group, APC
__________

*Previously filed with the Company’s offering statement on form 1-A originally filed March 8, 2017 (“Initial Offering Statement”).

#Previously filed with the Initial Offering Statement and made a part hereof by reference.

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SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Stealth Air Corp.
Registrant

May 24, 2017	/s/ Ezra Green
Date	Ezra Green, CEO and Director (Principal Executive and Accounting Officer)

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